UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

Walter Investment Management Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on October 20, 2017, Walter Investment Management Corp. (the “Company”) entered into (i) an Amended and Restated Restructuring Support Agreement (as amended, the “Term Loan RSA”) with lenders holding, as of October 20, 2017, more than 48% of the loans and commitments outstanding (the “Term Loans”) under that certain Amended and Restated Credit Agreement, dated as of December 19, 2013, by and among the Company, as the borrower, Credit Suisse AG, as administrative agent, and the lenders party thereto, and (ii) a Restructuring Support Agreement (the “Senior Noteholder RSA”, and together with the Term Loan RSA, the “RSAs”) with senior unsecured noteholders holding, as of October 20, 2017, more than 50% of the 7.875% senior unsecured notes (the “Senior Notes”) outstanding due 2021 under that certain Indenture, dated as of December 17, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, the guarantors party thereto, and Wilmington Savings Fund Society, FSB, a national banking association as successor trustee.

Pursuant to the terms of the RSAs, the RSAs become effective once holders of more than 66 2/3% in the aggregate of each of the Senior Notes and Terms Loans outstanding become party to the applicable RSA (the “Support Effective Date”). As of October 25, 2017, holders of approximately 89% of the Term Loans are parties to the Term Loan RSA and approximately 71% of the Senior Notes are parties to the Senior Noteholder RSA. Accordingly, the Support Effective Date has occurred.

The information furnished pursuant to Item 7.01shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended , is not subject to the liabilities of that section and is not deemed incorporated by reference in any of the Company’s filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Risks and uncertainties relating to the proposed Restructuring include: the ability of the Company to comply with the terms of the RSAs, including completing various stages of the Restructuring within the dates specified by the RSAs; the ability of the Company to obtain requisite support for the Restructuring from various stakeholders; the ability of the Company to maintain the listing of its common stock on the New York Stock Exchange; the ability of the Company to successfully execute the transactions contemplated by the RSAs without substantial disruption to the business of, or a Chapter 11 bankruptcy filing by, one or more of its primary operating or other subsidiaries; and the effects of disruption from the proposed Restructuring making it more difficult to maintain business, financing and operational relationships, to retain key executives and to maintain various licenses and approvals necessary for the Company to conduct its business. Important assumptions and other important factors that could cause actual results to differ materially from those expected include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the Securities and Exchange Commission. The above factors, risks and uncertainties are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond the Company’s control. New factors, risks and uncertainties emerge from time to time, and it is not possible for management to predict all such factors, risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: October 25, 2017	By:	/s/ John J. Haas
	Name:	John J. Haas
	Title:	General Counsel, Chief Legal Officer and Secretary